UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2008
LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway
Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)
Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 2.02. Results of Operations and Financial Condition.
     On April 21, 2008, the Registrants issued a press release announcing the Registrants’ financial results for the quarter ended March 31, 2008. The Registrants are furnishing the press release as Exhibit 99 to this Current Report on Form 8-K.
     Note: The attached press release corrects certain amounts with respect to the period ended March 31, 2007 as such amounts were set forth in the press release issued on April 21, 2008. Among other things, income from continuing operations is properly set forth as $34,793, rather than $31,153. Furthermore, basic income per common share from continuing operations and from discontinued operations is properly set forth in the attached press release as $0.39 and $0.05, respectively, rather than $0.35 and $0.09. Total basic income per common share remains unchanged at $0.44. Similarly, diluted income per common share from continuing operations and from discontinued operations is properly set forth in the attached press release as $0.38 and $0.05, respectively, rather than $0.34 and $0.09. Total diluted income per common share remains unchanged at $0.43.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99	Press Release by the Registrants, dated April 21, 2008, furnished in accordance with Item 2.02 of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ James J. Bowes James J. Bowes General Counsel

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole General Partner

By:	/s/ James J. Bowes James J. Bowes General Counsel
Dated: April 23, 2008

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EXHIBIT INDEX

Exhibit Number	Exhibit Title

99	Press Release by the Registrants, dated April 21, 2008, furnished in accordance with Item 2.02 of this Current Report on Form 8-K.

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